UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2025

Insteel Industries Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-9929	56-0674867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1373 Boggs Drive
Mount Airy, North Carolina 27030
(Address of Principal Executive Offices, and Zip Code)

(336) 786-2141
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	IIIN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2025, the Board of Directors (the “Board”) of Insteel Industries Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, increased the size of the Board to nine members and appointed Eric J. Zernikow to serve as an independent director of the Company, effective immediately. Pursuant to North Carolina law, Mr. Zernikow will stand for shareholder election to the Board at the Company’s 2027 Annual Meeting of Shareholders.

Mr. Zernikow has served in various capacities with Nucor Corporation (“Nucor”), the nation’s largest steel producer, for 22 years, most recently as General Manager of Commercial from 2020 to 2022. Prior to that, he was the Commercial Director of the Engineered Bar Group from 2018 to 2020, the National Sales Manager of the Nucor Cold Finish Group in Darlington, South Carolina, from 2014 to 2018, and the Plant Manager of Nucor Cold Finish in Darlington, South Carolina, from 2009 to 2014. Earlier in his career, he held various positions at USS Kobe Steel Company and Norwest Financial. Presently, Mr. Zernikow is a strategic business advisor within the steel industry.

Mr. Zernikow will serve as a member of the Executive Compensation Committee and the Nominating and Governance Committee of the Board. He will participate in the Company’s non-employee director compensation program whereby non-employee directors typically receive an annual cash retainer equal to $60,000 and an annual grant of restricted stock units (“RSUs”) valued at $85,000. Mr. Zernikow will be paid a pro rata portion of the annual cash retainer based on his date of appointment. The RSUs are typically granted on the date of the Company’s annual meeting of shareholders and have a one-year vesting period.

There are no related party transactions between Mr. Zernikow and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Zernikow and any other persons pursuant to which he was appointed to the Board. The Board has determined that Mr. Zernikow is independent in accordance with applicable rules of The New York Stock Exchange. There are no family relationships between Mr. Zernikow and the Company’s executive officers and other directors.

Item 7.01 Regulation FD Disclosure.

On February 28, 2025, the Company issued a press release announcing the appointment of Mr. Zernikow as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 28, 2025 announcing the appointment of Eric J. Zernikow as a director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES INC.

By:	/s/ Elizabeth C. Southern
Name:	Elizabeth C. Southern
Title:	Vice President Administration, Secretary and Chief Legal Officer
Date:	February 28, 2025